Skillful and Thoughtful Investing Wells Fargo Real Estate Securities Conference May 2024

Disclosures Forward Looking Statements Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements, including those regarding our positioning for a public market listing and near-term and future growth, healthcare and population trends, and insulation from adverse and unpredictable market dislocation, are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company’s expectations, and investors should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events, including those described under the section titled Part I, Item 1A. “Risk Factors” of the Company's 2023 Annual Report on Form 10-K. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Non-GAAP Measures This presentation contains certain financial information not derived in accordance with the United States generally accepted accounting principles (GAAP). These items may include, but are not limited to, earnings before interest, income taxes, depreciation and amortization (EBITDA), EBITDA for real estate (EBITDAre), earnings before interest, taxes, depreciation, amortization, rent, and management fees (EBITDARM), funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO), adjusted fair value of real estate investments, total real estate investments at cost, liquidity, net debt, net operating income (NOI), and cash NOI, as well as ratios derived from the foregoing. These measures (and the methodologies used to derive them) may not be comparable to those used by other companies. Management considers each item an important supplemental measure of operating and financial performance and believes they are frequently used by interested parties in the evaluation of real estate investment trusts. These measures should not be considered as alternatives, or superior measures, to net income or loss as an indicator of the Company's performance and should be considered only as a supplement to net income or loss and cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP. Unaudited Financial Information All quarterly information presented in this presentation is unaudited and should be read in conjunction with the Company’s audited consolidated financial statements (and the notes thereto) included in the Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 6, 2024. 2

Sila Realty Trust is a net-lease REIT specializing in institutional quality healthcare properties with a ‘Shareholder First’ mentality. We’re a pure-play investor in real estate properties across the healthcare continuum of services. Applying a core sector asset approach, we believe Sila offers investors the best of both worlds: participation in the growing, defensive healthcare sector, and a triple net lease REIT structure with longer lease terms and a conservative leverage methodology.” Michael A. Seton President and Chief Executive Officer Sila Realty Trust, Inc. 3

Introductions Michael A. Seton President and Chief Executive Officer Founder and Board Member Kay C. Neely Executive Vice President and Chief Financial Officer 4 Christopher K. Flouhouse Executive Vice President and Chief Investment Officer Miles F. Callahan Senior Vice President Capital Markets and Investor Relations

Portfolio Highlights Financial Highlights 20.5% Net Debt Leverage Ratio(3) 3.0x Net Debt to EBITDAre Ratio $590 M Liquidity(4) Sila Realty Trust At a Glance Sila Realty Trust, Inc. is a net lease REIT with a strategic focus on investing in the significant, growing, and resilient healthcare sector of the U.S. economy. (1) Excludes two undeveloped land parcels. (2) Adjusted fair value of real estate investments. See appendix for definition. (3) Reflects net debt to adjusted fair value of real estate investments, as adjusted for property acquisitions and dispositions, major capital expenditures, and impairments. 5 100% Unencumbered ABR 7.4x Interest Coverage Ratio (4) Liquidity represents cash and cash equivalents of $90M and borrowing base availability on the Company’s credit facility of $500M. All data as of March 31, 2024 • The only “pure-play” healthcare net lease REIT focused solely on investing in healthcare real estate • We strategically invest in a diverse array of assets along the healthcare continuum • Our overall institutional asset quality demonstrates the Company’s sourcing, asset selection, underwriting, and deal execution capabilities • Well-fortified balance sheet with a low leverage profile, positioning the Company for near-term and future portfolio growth • With a focus on the “smile states,” our portfolio benefits from the fundamental demand drivers inherent in these markets What differentiates us? 8.4 Yrs Weighted Avg. Remaining Lease Term 99.2% Weighted Avg. Leased Rate 2.2% Weighted Avg. Annual Rent Escalation $2.1 B Real Estate Investment(2) 5.3 M Rentable Square Feet 136 Properties(1)

Key Investment Themes Pure-Play in High-Quality Healthcare Assets Net lease in the defensive healthcare sector which limits high capital costs of real estate ownership and allows macro tailwinds 1 Proven Track Record of Value Creation Core sector asset investor with a history of accretive acquisitions and dispositions of non- core assets to reinvest in strategic target market Robust Portfolio Delivers Strong Operating Metrics Through skillful and thoughtful investing, we have amassed a portfolio that consistently delivers strong operating metrics and returns Fortified Balance Sheet to Fund Future Growth Well positioned to opportunistically enter the equity markets with a low leverage profile, which we believe positions the Company for near-term and future portfolio growth Experienced Leadership Team Experienced management team and board of directors with proven real estate, capital markets, healthcare experience Commitment to Corporate Responsibility Committed to practicing strong corporate governance, being socially conscious, and environmentally aware 2 3 4 5 6 We believe that Sila’s high-quality portfolio, attractive growth characteristics, disciplined capital structure, and strong governance have positioned the Company well for a public market listing. 6

Healthcare trends are shifting patients to cost-effective, easy-to-access, healthcare settings, driving our demand for strategic asset classes along the healthcare continuum. Highest Acuity (Highest Cost Settings) Lowest Acuity (Lowest Cost Settings) Surgical and Specialty Facilities Acute Care Post Acute Care Outpatient Senior Housing Long-Term Acute Care Rehabilitation Behavioral Health Skilled Nursing Medical Outpatient Buildings Surgery Centers, Dialysis, Imaging, Dermatology Independent Living, Assisted Living, Memory Care Current Investments Not Targeted for Investment Surgical Facility Oklahoma City, Oklahoma Long-Term Acute Care Hospital New Braunfels, Texas Medical Outpatient Building Yukon, Oklahoma Rehabilitation Facility Tampa, Florida 7 General Acute Care Hospitals Pure-Play Net Lease REIT Focused on High-Quality Healthcare Assets1

Large Growing Market in a Defensible Sector1 8 Capitalizing on favorable macro tailwinds driving demand for healthcare settings that are cost efficient while delivering personalized, quality of care. (1) U.S. Census Bureau (2) Center for Medicaid and Medicare Services Share of Population Share of Spending By 2030, all baby boomers will be 65+. This will expand the size of the older population so that one in every five Americans is projected to be retirement age.(1) The nation’s 65+ population is projected to double in size in the coming decades, from 49 million in 2016 to 95 million people in 2060. As a result, the share of people in this age group will grow from about 15% in 2016 to a quarter of the population in 2060.(1) People age 65+, on average, spend more on healthcare than any other age group.(3) Utilization of healthcare increases with age, driving growing demand for healthcare services From 2022-2031, average growth healthcare expenditures are expected to outpace GDP growth, resulting in an increase in health spending share of GDP from 18.3% to 19.6%.(2) 23% 9% 21% 12% 13% 10% 12% 13% 13% 19% 18% 36% Share of Population Share of Spending 65+ 55-64 45-54 35-44 19-34 0-183.1 4.9 9.0 16.2 25.5 35.0 56.1 92.2 106.8 1900 1920 1940 1960 1980 2000 2020 2040 2060 (3) Peterson-KFF analysis of 2021 Medical Expenditure Panel Survey (numbers in millions)(1) Number of Persons 65+ Population vs Spending(3)

2 Proven Acquisition Track Record 9 Acquired 11 Properties for $105M 2018 Acquired 67 Properties for $1,302M 2019 Acquired 3 Properties for $16M 2020 Acquired 4 Properties for $71M 2021 Acquired 7 Properties for $157M 2022 Acquired 2 Properties for $70M 2023 Acquired 6 Properties for $125M YTD 2024 Sold 1 Property for $3M Sold 2 Properties for $58M Sold 31 Properties for $1,333M(3) Sold 1 Property for $24M Sold 3 Properties for $271M $2.2 B Total Real Estate Investment at Cost $16.4 M Avg. Acquisition Cost Per Property(2) 136 Properties(1) With a multifaceted investment strategy, our seasoned leadership team utilizes our deep industry relationships while being supported by our disciplined underwriting team with a dual focus on both real estate and tenant credit. (1) Excludes two undeveloped land parcels. (2) Total real estate investment at cost divided by properties owned, excluding land parcels. (3) Includes the sale of Sila’s 29 property data center portfolio for $1.32 billion. Sold 1 Property for $1.5M

2 Acquisition and Underwriting Framework 10 • Rent growth, supply/demand, absorption, construction, vacancy, etc. • Markets that have recession resistant attributes such as universities and government presence • Major employers in the market Market Analysis • Target markets with population growth at or above national average • Demographic studied based on estimated draw of specific tenant or facility Demographics Location • Proximity to hospitals and other healthcare providers • Accessibility to highways and other major roadways for easy patient access • Free from environmental contaminations through tests completed during due diligence Location • Review historical/proforma financials and credit rating agency data for creditworthiness and ability to pay rent • Consider potential reimbursement changes that could affect financial performance of tenant • Analyze trends of tenant and peers to determine macroeconomic effects on industry Financial Review of Tenant Tenant • Age, construction quality, aesthetics/mass appeal, condition, etc. • Potential landlord capex based on age of various short and long-lived improvements (roof, HVAC, parking lot) • Single tenant to multi-tenant conversion possibility Building Characteristics • Analysis of in-place lease terms in relation to market • Consider WALT and likelihood of renewal at end of term • Determine risk for factors such as termination options, buyouts, ROFR’s, extensions, expense structure, etc. Fundamentals Real Estate/Lease Fundamental Review • Utilize recent transactions, trends, and internal analysis to determine market price • Consider timing, availability, cost of capital, and contract terms • Does asset enhance existing portfolio for key metrics: WALT, credit, diversification, and rent growth Pricing/ Sila Fit Pricing and Fit Physical Attributes • Presence of specialized buildout that would make it difficult/expensive for tenant to relocate • Certificate of Need (CON) protection based on use at building Specialized Buildout Sila’s overall portfolio quality demonstrates the Company’s sourcing, asset selection, underwriting, and deal execution capabilities.

2 Asset Strategy & Platform Positioned for Growth

Our in-depth, well-disciplined underwriting strategy, executed by a seasoned in-house team, allows the Company to source accretive opportunities that are critical to the business operations of our tenants and the communities they serve.

High Quality Facilities

- Class A, recent construction or newly renovated properties, purpose built for healthcare services
- Single or multi-tenant facilities with strong anchor tenants
- Specialized facilities with substantial tenant buildout
- Long-weighted average lease terms with annual rent escalations

Strategic Locations

- On-campus or off-campus facilities in retail-type locations
- Strong visibility and access with ample parking
- High growth areas near population clusters that are convenient to patients/customers
- Near and convenient to the tenant's patient referral sources
- Large patient catchment areas

Reliable Tenants

- Market leading providers with dominant market share
- Strong financial foundation with high rent coverage ratios or other credit enhancements
- Hospital or health system affiliations
- Providers with demonstrated experience at adapting to the rapidly changing healthcare sector
- Diverse payor mix

Robust In-House Management

45	17	2	64	5.3 M
Total Employees	Acquisition, Asset & Property Management Team Members	Member Dedicated Credit Team	Markets Across the U.S. Managed	Square Feet of Real Estate Managed

As of March 31, 2024

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Annual Lease Escalation Structure 13.0% 87.0% 16.5% 83.5% CPI Contractual ABR(1) Leases(2) • Experienced management team has a proven record of negotiating and closing on meaningful acquisitions and strategic dispositions • Supportive year-over-year internal growth through 2.2% weighted average annual contractual escalations, excluding leases with CPI escalations, which accounts for 16.5% of the portfolio on an ABR basis Portfolio Growth With a multifaceted investment strategy, our seasoned leadership team utilizes our deep industry relationships while being supported by our diligent underwriting team with a dual focus on both real estate and tenant credit. 12 2 Disciplined Capital Allocation 68.3% 72.8% 70.8% 65.3% 2021 2022 2023 YTD 2024 Core FFO Payout Ratio(3) (3) Total portfolio, including data centers through July 2021. All data as of March 31, 2024 (1) Based on annualized March 2024 contractual base rent. (2) Master leases account for a single lease. AFFO Payout Ratio(3) 73.1% 74.2% 68.8% 61.7% 2021 2022 2023 YTD 2024 FFO Payout Ratio(3) 84.9% 77.7% 74.5% 69.9% 2021 2022 2023 YTD 2024

We seek to acquire and own healthcare real estate diversified across the country, with a focus on “Smile State” markets with strong demographic, economic, and social drivers. (1) Represents each state’s annualized March 2024 contractual base rent as a percentage of total annualized March 2024 contractual base rent. All data as of March 31, 2024 13 3 Geographic Diversification Las Vegas, Nev ad a Tam pa, F lo ri d a Dalla s, Tex as Top 5 States by ABR(1) Texas 28.3% Oklahoma 7.3% Louisiana 5.8% Arizona 5.6% Ohio 4.9% “Smile States” 63.5%

3 Diversified and Secure Tenancy

Sila's 136 healthcare properties are well-diversified through tenancy and across the continuum of care, reducing over exposure to any single healthcare subtype.

Property Type Diversification[3]

(ABR[1], Properties)



37.3%, 90
28.6%, 19
34.1%, 27
Medical Outpatient Building
Inpatient Rehabilitation Facility
Surgical and Specialty Facilities

Tenant Diversification[1][4]



Post Acute Medical, LLC
15 Properties
15.7%
Baylor Scott and White Health
7
7.9%
Community Health Systems, Inc.
9
6.8%
Integris Health, Inc.
9
5.8%
Trinity Health
8
5.6%
Tenet Healthcare Corporation
8
5.4%
Select Medical Holdings Corporation
2
4.9%,
Surgery Partners, Inc.
2
4.6%
Cleveland Clinic Foundation
2
2.8%
Community Health Network, Inc.
2
2.6%

Tenant Credit Profile[1][2]



38.8%
25.5%
35.7%
Investment Grade Rated Tenant/Guarantor or Affiliate
Rated Tenant/Guarantor or Affiliate
Non-Rated Tenant/Guarantor

EBITDARM Coverage Ratio

	% of ABR[1]	EBITDARM Coverage
Medical Outpatient Building	16.6%	5.90x
Inpatient Rehabilitation Facility	25.2%	3.45x
Surgical and Specialty Facilities[3]	28.2%	5.01x
Reporting Properties	70.0%	4.66x
Non-Reporting Properties	30.0%	
Total Portfolio	100.0%	

(1) Based on annualized March 2024 contractual base rent.
(2) All credit ratings from major credit rating agencies. Parent credit is used where tenant is not rated.
(3) Surgical and Specialty Facilities includes Surgical Facilities, Long-Term Acute Care Hospitals, Behavioral, Transitional Care, Micro-Hospitals and Short-Term Acute Care Hospitals

(4) Includes tenants under common control.
All data as of March 31, 2024

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15 Tenant Lease Expiration Schedule 0.0M 0.5M 1.0M 1.5M 2.0M $0M $20M $40M $60M S q u a re F e e t A n n u a liz e d B a s e R e n t (1) Annualized Base Rent Expiring Sq Ft (1) Based on annualized March 2024 contractual base rent. (2) Master leases account for a single lease. We believe that long-term leases provide stability with a future ability to capitalize on opportunities. 15 3 Strong Operating Metrics from Long-Term Leases 99.5% 99.5% 99.4% 99.2% 2021 2022 2023 Q1 2024 Portfolio Leased 17% ABR Maturing within 5 Yrs 8.4 Yrs Weighted Avg. Remaining Lease Term 169 Total Leases(2) 99.2% Weighted Avg. Leased Rate All data as of March 31, 2024 5.3 M Rentable Square Feet $31.39 Weighted Avg. ABR/Leased SF

8.4 Yrs 11.8 Yrs 5.8 Yrs SILA Net Lease Peer Average Healthcare Peer Average Long Lease Term 99.2% 99.6% 92.7% SILA Net Lease Peer Average Healthcare Peer Average Portfolio Leased 3.0x 4.9x 5.8x SILA Net Lease Peer Average Healthcare Peer Average Low Leverage (Net Debt / EBITDAre) 99.9% 99.0% 79.0% SILA Net Lease Peer Average Healthcare Peer Average High Triple Net Lease Exposure Sila’s key fundamental metrics closely resemble net lease REIT peers and rank among the top healthcare peers. Source of peer metrics: Earnings Supplementals, SEC filings, and other publicly available information. Net Lease peers include: EPRT, BNL, NTST and NNN. Healthcare peers include: CHCT, DOC, GMRE and HR. Used year--end metrics for GMRE and HR due to timing of first quarter filings. 16 3 Sila Demonstrates Strong Metrics Relative to Peers All data as of March 31, 2024, unless noted otherwise.

Sila’s management team has built a public-markets-worthy balance sheet that we believe is positioned for growth and insulated from adverse and unpredictable market dislocations. Fixed(1) vs. Variable Rate Exposure Debt Maturity Schedule(2) $275 M $250 M 2024 2025 2026 2027 2028 2029 T e rm L o a n U n d ra w n $ 5 0 0 M R e v o lv e r Unsecured vs. Secured Debt 100.0% Variable Fixed 100.0% Secured Unsecured Balance Sheet Highlights (1) Variable rate debt fixed through interest rate swaps. (2) Assumes the full exercise of all available extension options. 17 4 Fortified Balance Sheet T e rm L o a n 3.6x 4.2x 2.1x 3.0x 2021 2022 2023 Q1 2024 Net Debt / EBITDAre(1) 20.2% 23.7% 16.1% 20.5% 2021 2022 2023 Q1 2024 Net Debt Leverage Ratio(2) 3.3% Weighted Avg. Rate on O/S Debt $590 M Liquidity(3) 20.5% Net Debt Leverage Ratio(2) 7.4x Interest Coverage 3.0x Net Debt to EBITDAre Ratio 3.6 Yrs Weighted Avg. Loan Agreement Maturity(2) (3) Liquidity represents cash and cash equivalents of $90M and borrowing base availability on the Company’s credit facility of $500M. All data as of March 31, 2024

4 Select Properties Demonstrating Investment Strategy

Sila has an opportunistic ability to continue optimizing our portfolio composition on top of already possessing a curated and sizable assortment of high-quality and diversified healthcare net lease assets.

Medical Outpatient Building



Burr Ridge Healthcare Facility
Burr Ridge, IL

- $59.9 million purchase price
- Acquired September 2023
- ~105,000 SF multi-specialty medical outpatient building
- 100% leased to Loyola University Medical Center
- Three-story building on 6.9 acres
- Tenant is academic subsidiary of Trinity Health, the fifth largest health system in the US by net patient revenue and the eighth largest by number of hospitals

Inpatient Rehabilitation Facility



Brownsburg Healthcare Facility
Brownsburg, IN

- $39.0 million purchase price
- Acquired February 2024
- ~56,000 SF inpatient rehabilitation facility
- 100% leased to Community Health Network Rehabilitation Hospital West
- Two-story building on 12.2 acres
- Tenant is a joint venture between Community Health Network, a non-profit health system with 200+ facilities in central Indiana, and Lifepoint, a leading national provider with 62 community hospitals and 30+ rehab/behavioral health facilities

Micro-Hospitals and Freestanding ED



Five-Property Healthcare Portfolio
Arizona and Texas

- $85.5 million purchase price
- Acquired March 2024
- ~158,000 SF, 4 micro-hospitals and 1 freestanding emergency department
- 100% leased to Tenet Healthcare Corporation
- 5 buildings on a combined 17.5 acres
- Tenant is one of the nations largest healthcare systems, with over 15,000 licensed beds

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19 Management with a History of Executing on Shareholder Friendly Initiatives5 We believe past behavior is the best predictor of future behavior. Founding of Sila Realty Trust, Inc. 2014 Founding of predecessor company. 2010 Sale of predecessor company’s data center portfolio 2018 Merger with predecessor company, creating size and scale of healthcare portfolio 2019 Internalization of management and rebranding to Sila Realty Trust, Inc. 2020 Sale of Sila’s data center portfolio 2021 Targeted board member additions 2022 Putting Shareholders First • Dedicated in-house investor relations team to timely and accurately answer any shareholder inquiries • A history of transparency through public announcements regarding material events • Conservative payout ratio providing comfort in the stability of our dividend $556.2M special cash distribution ($3.00/share) paid to predecessor company shareholders from data center portfolio sale proceeds 2018 2019 $178.8M cash consideration ($1.00/share) paid to predecessor company shareholders through merger 2020 Cash paid for internalization was recouped in less than 2 years due to savings from asset management, property management, acquisition, disposition, and other fees $392.7M special cash distribution ($1.75/share) paid to Sila shareholders from data center portfolio sale proceeds 2021 Added new board members, bringing together a diverse array of backgrounds, experience, and perspectives 2021 & 2022

5 Experienced Management Team

Cycle-tested management team with proven operating experience and extensive knowledge of the existing portfolio and tenant partners.



Michael A. Seton
President and Chief Executive Officer

- 30+ years of experience in real estate investment and finance, completing billions of dollars in real estate transactions
- Formerly served as Managing Director and Division Head of Originations at Eurohypo AG (now part of Commerzbank AG) and began his career at The Sumitomo Bank



Kay C. Neely
Executive Vice President and Chief Financial Officer

- 25+ years of experience in real estate accounting, finance and operations
- Career began with KPMG LLP, responsible for various functions within the audit practice including oversight of engagements for public and private entities, primarily in the real estate sector, including REITs and investment funds.



Christopher K. Flouhouse
Executive Vice President and Chief Investment Officer

- 25+ years of investment banking experience, including public company corporate finance, institutional investor strategies, equity listings, and strategic transactions and financings
- Formerly served at Wells Fargo Securities as Managing Director and Head of Real Estate, Gaming & Lodging Equity Capital Markets, responsible for equity capital markets transactions for real estate gaming and lodging



Michael P. McCarthy
Senior Vice President – Investment Management

- 30+ years of experience in healthcare real estate, corporate finance and corporate banking
- Began his commercial banking career with Bank of America, followed by several regional banking positions at U.S. Bank, KeyBank and SunTrust Bank.



Miles F. Callahan
Senior Vice President – Capital Markets & Investor Relations

- 15+ years of experience in real estate financing, underwriting, and banking
- Previously managed both commercial and residential development loans with U.S. Bank on its construction lending team and has since served in many capacities since joining the Company in 2013

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Our Board of Directors brings a diverse array of industry insights and business experience and perspectives to the Company. * Denotes Independent Director Jonathan Kuchin, Chairman of the Board* Member of Audit Committee • Formerly Tax Partner at PWC - Focused on public and private REITS, SEC reporting for public REITS and income tax accounting • Prior experience includes accounting for IPOs, public financings, mergers and acquisitions Michael A. Seton, Director President and Chief Executive Officer of Sila Realty Trust, Inc. • Led Sila Realty Trust, Inc. and its predecessors since their founding • Previously served as Managing Director and Division Head at Eurohypo AG, now part of Commerzbank AG, leading in the origination, structuring, closing, and syndication of real estate findings for private developers, real estate companies, and trusts Z. Jamie Behar, Director* Audit Committee Chair and Member of Nominating & Corporate Governance Committee • Board member for Armour Residential REIT, Shurgard Self Storage, and Benefit Street Partners Multifamily Trust • Former board member of Sunstone Hotel Investors, Forest City Realty Trust, Gramercy Property Trust, and Broadstone Real Estate Access Fund • Formerly Managing Director for GM Investment Management Corp, previously serving as Portfolio Manager and responsible for the management of approximately $12 Billion of primarily private and publicly traded real estate Adrienne Kirby, Director* Compensation Committee Chair and Member of Nominating & Corporate Governance Committee • Board member for MedVet, Greenway Health, TigerConnect, and TrellisRX until its sale in 2022 • Formerly Executive Chairman and CEO of Cooper University Health Care where she led the implementation and transformation from a safety net hospital to a regional academic tertiary care center and medical school Verett Mims, Director* Member of Audit Committee and Compensation Committee • Board member of Sunstone Hotel Investors and the Steppenwolf Theatre of Chicago • CFO at Blum Capital Partners, LP, responsible for Financial, Operations, Compliance, and Tax functions of the firm • Previously Assistant Treasurer at The Boeing Company where she oversaw their Global Treasury and International Finance Operations Roger Pratt, Director* Nominating & Corporate Governance Committee Chair and Member of Compensation Committee • Formerly Managing Director for Prudential Real Estate Investors where he oversaw the global management of over $50 Billion in gross assets • Also serves on the Wood Center Real Estate Studies Advisory Board at the University of NC, the Board of Directors of the Schumann Fund for NJ, and the Board of Directors of The George Washington University Museum and The Textile Museum in Washington, D.C. 21 Robust Corporate Governance Led by Experienced Board of Directors 5

Commitment to Corporate Governance5 ✓ Experienced Board of Directors, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee ✓ Majority independent Board of Directors (83%), who bring a diverse array of backgrounds, experience, and perspectives ✓ 10+ years as an SEC registrant (since inception) Board Composition ✓ Non-staggered annual elections of Board of Directors ✓ Committee Charters (available on website) ✓ Code of Business Conduct and Ethics (available on website) Board Procedures ✓ Insider trading and minimum stock ownership policies ✓ Annual certifications and adherence to Company policies ✓ Whistleblower policy in place Board Policies

Sila believes in maintaining a healthy, prosperous, and sustainable work environment through stewardship of the environment, the community, the employees, and strong corporate governance practices. • Sila seeks to own healthcare properties that are important to the communities they serve • Sila promotes community involvement with monetary contributions and charitable efforts, with 88.5 hours volunteered thus far in 2024 • All employees complete annual training to prevent harassment and discrimination • Our compensation and benefits program is designed to attract and retain talented personnel • We strive to create and maintain an inclusive work environment that values the uniqueness of each individual • Implemented green leasing initiative with standardized lease forms for tenants in our healthcare portfolio • Planted over 60 native trees and shrubs for a corporate volunteer event • Reduced corporate office footprint by 57% and implemented hybrid work schedule • New corporate office is in the world’s first WELL pre-certified community, designed to connect occupants with nature, and support the health and well-being of tenants and the wider community EnvironmentalSocial • Diversity in board makeup: 5 independent members • Annual election of board members by stockholders • Annually, all employees and the board must attest to the code of conduct and information systems policies • All employees and the board complete ongoing monthly and quarterly cybersecurity training, respectively Governance Corporate Office Certifications Responsibility and Philanthropy 6 Philanthropic Initiatives 23

Appendix Tampa Healthcare Facility II, Florida

Non-GAAP Measures and Definition of Terms Adjusted Fair Value of Real Estate Investments Adjusted fair value of real estate investments is calculated using the real estate values determined as of the most recent NAV (as defined below), adjusted for property acquisitions and dispositions, major capital expenditures and impairments. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), and EBITDA for Real Estate (EBITDAre) These supplemental non-GAAP performance measures are defined as net income or loss, calculated in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization. EBITDAre also includes adjustments for impairments of real estate assets and gains or losses from the disposition of properties. EBITDAre is a definition promulgated by the National Association of Real Estate Investment Trusts (NAREIT). The Company believes these metrics are important indicators of the Company’s operating performance and its ability to service debt. The following is a reconciliation of net income (loss) attributable to common stockholders, which is the most directly comparable GAAP financial measure, to EBITDA and EBITDAre for the following periods (amounts in thousands): (1) Interest expense for the year ended 2022 includes loss on extinguishment of debt of $3.4M in connection with the repayment of our prior credit facility. 2021 interest expense includes loss on debt extinguishment of $28.8M associated with the sale of the data center portfolio, payoff of all our healthcare notes payable and repayment of a term loan of our prior credit facility and consisted of non-recurring costs, including defeasance, other loan costs and unamortized deferred financing costs. (2) Includes data centers prior to July 2021. Contractual Annualized Base Rent (ABR) The sum of each tenant’s contractual base rent in the last month of the period multiplied by twelve, unless otherwise specified. Three Months Ended March 31, 2024 Net income (loss) attributable to common stockholders 402,660$ (7,978)$ 24,042$ 14,980$ Adjustments: Interest expense (1) 69,465 24,077 23,110 5,294 Depreciation and amortization 82,018 77,199 74,293 18,898 EBITDA 554,143$ 93,298$ 121,445$ 39,172$ Gain on real estate disposition (89) (460) (22) (76) Gain on real estate dispositions from discontinued operations (395,801) - - - Impairment losses 27,837 47,424 24,252 - EBITDAre 186,090$ 140,262$ 145,675$ 39,096$ Year Ended (2) 2022 20232021 25

Non-GAAP Measures and Definition of Terms Earnings Before Interest, Taxes, Depreciation, Amortization, Rent and Management Fees (EBITDARM) The Company utilizes EBITDARM, a supplemental non-GAAP performance measure, to evaluate the core operations of our tenants and/or guarantors (together, the “Obligor”) of our properties. An Obligor’s reported EBITDARM may be adjusted for certain non-recurring items or items not core to operations. Management believes such adjustments are reasonable and necessary to evaluate Obligor performance. Most Obligor financial statements are unaudited, and we have not independently verified any financial information received from Obligors and, therefore, we cannot confirm that such information is accurate or complete. EBITDARM Coverage Represents the ratio of EBITDARM of our reporting Obligors, divided by either (i) in the case of tenant individual property level reporting, the rent payable to the Company for the related period, or (ii) in the case of tenant multiple property level reporting, or in the case of guarantor reporting, total rent reported in its financial statements. EBITDARM Coverage is one indicator of an Obligor’s ability to generate sufficient cash flows to cover its rental obligations. This ratio is based on the latest financial statements available to the Company and is calculated on a trailing twelve-month basis, when available and appropriate. For reporting purposes, the ratio for each Obligor is then weighted based on the annualized base rent of the reporting property. Properties for which Obligor financial statements are excluded include those (i) that are either not available or not sufficiently detailed, (ii) are not operating or are currently unoccupied, (iii) where the Obligor has filed for bankruptcy, or (iv) properties which are not stabilized. Properties with new operations are considered stabilized only upon the earlier to occur of (i) the Obligor generating a 1.25x EBITDARM Coverage ratio, or (ii) twenty-four months after the property has been open for operations. 26

Non-GAAP Measures and Definition of Terms Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO) FFO, a non-GAAP financial measure, is calculated consistent with NAREIT’s definition, as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of real estate assets and impairments of real estate assets, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful. The Company calculates Core FFO by adjusting FFO to remove the effect of items that are not expected to impact its operating performance on an ongoing or effect comparability to prior periods basis and consider it to be a useful supplemental measure because it provides investors with additional information to understand our sustainable performance. These include severance, listing related expenses, accelerated stock-based compensation, internalization transaction expenses, write-off of straight-line rent receivables related to prior periods, amortization of above- and below-market leases (including ground leases), and loss on extinguishment of debt. Other REITs may use different methodologies for calculating Core FFO and, accordingly, the Company’s Core FFO may not be comparable to other REITs. In addition to FFO and Core FFO, the Company uses AFFO as a non-GAAP supplemental financial performance measure because the Company believes it provides to investors appropriate supplemental information to evaluate the ongoing operations of the Company. AFFO is a metric used by management to evaluate the Company's dividend policy. The Company calculates AFFO by further adjusting Core FFO for the following items: deferred rent, current period straight-line rent adjustments, amortization of discount of deferred liability, amortization of deferred financing costs and stock-based compensation. Other REITs may use different methodologies for calculating AFFO and, accordingly, the Company’s AFFO may not be comparable to other REITs. FFO, Core FFO and AFFO should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operational performance. The method used to evaluate the value and performance of real estate under GAAP should be considered as a more relevant measure of operating performance and considered more prominent than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. The following is a reconciliation of net income (loss) attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO, Core FFO and AFFO for the following periods (amounts in thousands): 27

Non-GAAP Measures and Definition of Terms Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO) (Cont’d) Three Months Ended March 31, 2024 Net income (loss) attributable to common stockholders 402,660$ (7,978)$ 24,042$ 14,980$ Adjustments: Depreciation and amortization 81,999 77,099 74,202 18,875 Gain on real estate dispositions (89) (460) (22) (76) Gain on real estate dispositions from discontinued operations (395,801) - - - Impairment losses 27,837 47,424 24,252 - FFO 116,606$ 116,085$ 122,474$ 33,779$ Adjustments: Listing related expenses - - - 56 Severance 56 889 1,401 1,863 Write-off of straight-line rent receivables related to prior periods 70 2,434 3,268 - Accelerated stock-based compensation - 402 318 863 Amortization of above (below) market lease intangibles, including ground leases (434) 1,044 1,386 (629) Loss on extinguishment of debt 28,751 3,367 - 228 Core FFO 145,049$ 124,221$ 128,847$ 36,160$ Adjustments: Deferred rent - 1,535 1,644 2,388 Straight-line rent adjustments (15,665) (9,695) (5,465) (1,176) Amortization of discount of deferred liability 272 - - - Amortization of deferred financing costs 3,425 1,679 1,665 452 Stock-based compensation 2,379 3,778 5,966 461 AFFO 135,460$ 121,518$ 132,657$ 38,285$ 2023 Year Ended (1) 2021 2022 28 (1) Includes data centers prior to July 2021.

Liquidity A financial metric that represents the outstanding cash and cash equivalents combined with the remaining borrowing base availability on the Company’s credit facility at the end of the period. Net Debt Net debt, a non-GAAP financial measure, represents principal debt outstanding less cash and cash equivalents. Net debt provides useful information by calculating and monitoring the Company’s leverage metrics. The following is a reconciliation of total credit facility debt, net, which is the most directly comparable GAAP financial measure to net debt, for the following periods (amounts in thousands): Non-GAAP Measures and Definition of Terms Net Asset Value (NAV) NAV is determined by the board of directors, at the recommendation of the Company's audit committee, and based on the estimated value of the Company’s assets, less the estimated value of the Company’s liabilities, divided by the number of shares outstanding on a diluted basis. This valuation is performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the IPA in April 2013, in addition to guidance from the SEC. The Company used the NAV in effect as of the current period presented. Three Months Ended March 31, 2024 Total credit facility debt, net 496,774 580,588 523,153 521,009 Deferred financing costs, net 3,226 2,412 1,847 3,991 Principal debt outstanding 500,000 583,000 525,000 525,000 Less: cash and cash equivalents 32,359 12,917 202,019 90,242 Net Debt 467,641$ 570,083$ 322,981$ 434,758$ Year Ended 2021 2022 2023 29

Net Operating Income (NOI) and Cash NOI NOI, a non-GAAP financial measure, is defined as rental revenue, less rental expenses, on an accrual basis. Cash NOI is calculated to exclude the impact of GAAP adjustments to rental revenue and rental expenses, consisting of straight-line rent adjustments, net of write-offs, amortization of lease related intangibles and ground leases, and internal property management fees, then including deferred rent received in cash, and is used to evaluate the cash-based performance of the Company’s real estate portfolio. The Company believes that NOI and Cash NOI both serve as useful supplements to net income (loss) because they allow investors and management to measure unlevered property-level operating results and to compare these results to the comparable results of other real estate companies on a consistent basis. The Company uses both NOI and Cash NOI to make decisions about resource allocations and to assess the property-level performance of the real estate portfolio. As an indicator of financial performance, neither metric should be considered as an alternative to net income (loss), determined in accordance with GAAP. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, both metrics should be evaluated in conjunction with net income (loss) as presented in the consolidated financial statements included on the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2024. The following is a reconciliation from net income (loss) attributable to common stockholders, which is the most directly comparable GAAP financial measure, to NOI and Cash NOI, for the following periods (amounts in thousands): Non-GAAP Measures and Definition of Terms 30

Non-GAAP Measures and Definition of Terms

Net Operating Income (NOI) and Cash NOI (Cont'd)[1]

	Year Ended			Three Months Ended March 31,
	2021	2022	2023	2024
Rental revenue	$ 172,838	$ 179,986	$ 189,065	$ 50,639
Rental expenses	(17,712)	(17,950)	(20,196)	(5,554)
Net operating income	155,126	162,036	168,869	45,085
Adjustments:				
Straight-line rent adjustments, net of write-offs	(13,156)	(7,261)	(2,197)	(1,176)
Amortization of above (below) market lease intangibles, including ground leases	1,108	1,044	1,386	(629)
Intercompany property management fee	5,007	5,220	5,250	1,272
Deferred rent	-	1,535	1,644	2,388
Cash NOI	148,085	162,574	174,952	46,940
General and administrative expenses	(21,388)	(22,079)	(23,896)	(8,230)
Depreciation and amortization	(70,259)	(77,199)	(74,293)	(18,898)
Impairment losses	(27,837)	(47,424)	(24,252)	-
Gain on real estate disposition	89	460	22	76
Interest and other income	-	305	702	2,241
Interest expense	(34,515)	(24,077)	(23,110)	(5,294)
Income from discontinued operations	401,444	-	-	-
Straight-line rent adjustments, net of write-offs	13,156	7,261	2,197	1,176
Amortization of above (below) market lease intangibles, including ground leases	(1,108)	(1,044)	(1,386)	629
Internal property management fee	(5,007)	(5,220)	(5,250)	(1,272)
Deferred rent	-	(1,535)	(1,644)	(2,388)
Net income (loss) attributable to common stockholders	$ 402,660	$ (7,978)	$ 24,042	$ 14,980

(1) NOI and Cash NOI calculations represent the Company's healthcare portfolio only. These calculations exclude the data centers owned prior to July 2021.

Total Real Estate Investments at Cost

Represents the contractual purchase price of real estate properties acquired, including capitalized acquisition costs, and capital expenditures incurred since acquisition, reduced by the cost basis of properties sold.

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Contact Information Corporate Address www.SilaRealtyTrust.com 1001 Water Street Suite 800 Tampa, FL 33602 Miles Callahan Senior Vice President, Capital Markets & Investor Relations 833.404.4107 IR@silarealtytrust.com